Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-12257, No. 333-12255, No. 333-107575, No. 333-157786), Form S-3MEF (No. 333-49543), and Form S-8 (No. 333-58135, No. 333-43047, No. 333-31569, No. 333-31571, No. 333-103528, No. 333-129615, No. 333-152884) of Sinclair Broadcast Group, Inc. of our report  dated March 5, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

March 5, 2010